Exhibit 107

Calculation of Filing Fee Tables

S-3

Bitmine Immersion Technologies, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(c)	60,674,098	(1)(2)	$39.88	(3)	$2,419,683,028.24	(3)	0.00015310	$370,453.48
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:					$2,419,683,028.24			$370,453.48
			Total Fees Previously Paid:								$0.00
			Total Fee Offsets:								$0.00
			Net Fee Due:								$370,453.48

Offering Note

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock, par value $0.0001 (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.
(2)	The 60,674,098 shares of Common Stock consist of (i) 45,113,714 shares of the Common Stock issued to the investors of the PIPE Offering, (ii) 11,006,444 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock with an exercise price per share equal to $0.0001, (iii) 3,192,620 shares of Common Stock issuable upon exercise of strategic advisor warrants to purchase shares of Common Stock with an exercise price per share equal to $5.40, (iv) 1,231,945 shares of Common Stock issuable upon exercise of placement agent warrants to purchase shares of Common Stock with an exercise price per share equal to $5.40, and (v) 129,375 shares of Common Stock issuable upon exercise of the Representative’s Warrants with an exercise price per share equal to $10.00.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of Bitmine Immersion Technologies, Inc. as reported on the New York Stock Exchange American on July 22, 2025.